UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (Date  of  earliest  event  reported):  AUGUST  7,  2008


                           ORBIT INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)



     DELAWARE                       0-3936           11-1826363
 (State or other jurisdiction   (Commission         (IRS Employer
   of incorporation)             File Number)      Identification No.)

                      80 CABOT COURT
                HAUPPAUGE,  NEW  YORK               11788
     (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  631-435-8300


                       NOT APPLICABLE
                       --------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230-425)

[  ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On August 7, 2008, Orbit International Corp. ("Orbit") issued a press release announcing its operating results for its second quarter and six months emded June 30, 2008. The press release contains a non-GAAP disclosure-Earnings before interest, taxes, depreciation and amortization, and stock based compensation (EBITDA, as adjusted), that management feels provides useful information in understanding the impact of certain items to Orbit's financial statements. Orbit's press release is hereby furnished as follows:




                                [GRAPHIC OMITED]



                                [GRAPHIC OMITED]




                             FOR IMMEDIATE RELEASE
                             ---------------------

CONTACT          or     Investor Relations Counsel
-------
Mitchell Binder          Lena Cati, 212-836-9611
Executive Vice President          Linda Latman, 212-836-9609
631-435-8300     The Equity Group Inc.

         ORBIT INTERNATIONAL CORP. REPORTS 2008 SECOND QUARTER RESULTS
         -------------------------------------------------------------


Hauppauge, New York, August 7, 2008 - Orbit International Corp. (NASDAQ:ORBT), an electronics manufacturer, systems integrator and software solution provider, today announced results for the second quarter and six months ended June 30, 2008. The results of operations in the current period include Integrated Combat Systems which was acquired by Orbit, effective December 31, 2007.

SECOND  QUARTER  2008VS.  SECOND  QUARTER  2007
-----------------------------------------------
-     Net  sales  were  $5,873,000  compared  to  $6,154,000;
-     Gross margin was 39.7% compared to 44.1%;
-     Net loss was $306,000 compared to net income of $502,000;
- Net loss per share was $.07 compared to earnings per diluted share of $.11;
- Earnings before interest, taxes, depreciation and amortization, and stock based compensation (EBITDA, as adjusted) was $30,000 ($.01 per share) compared to $781,000 ($.17 per diluted share);
- Backlog at June 30, 2008 decreased by 9.5% to $15.3 million compared to $16.9 million in the prior year but increased by 11.4% over the backlog reported at March 31, 2008.

FIRST  HALF  2008VS.  FIRST  HALF  2007
---------------------------------------
-     Net  sales  increased  slightly  to  $12,483,000  from  $12,374,000;
-     Gross margin was 39.8% compared to 44.1%;
-     Net loss was $295,000 compared to net income of $1,050,000;
- Net loss per share was $.07 compared to earnings per diluted share of $.23;
- EBITDA, as adjusted decreased to $412,000 ($.09 per share) compared to $1,623,000 ($.35 per diluted share).

As the Company announced last week, it was verbally advised by its customer to provide support for the immediate development of several modifications to its Remote Control Units (RCU) that are currently under contract. The Company's Orbit Instrument Division is actively working together with its customer and the U.S. Army to provide "out of scope" enhanced solutions that would extend the operational life of the RCU. This new request shifted the delivery date of the RCUs, originally scheduled for the second quarter to a later, yet undetermined date resulting in lower than expected second quarter revenues and profitability. As a result, the Company amended its 2008 guidance last week, since it cannot predict with certainty when its customer or the U.S. Army will complete all RCU operational and environmental testing. The Company can report with certainty that once the "out of scope" testing is completed, its customer and the U.S. Army will require a revised milestone schedule requiring expedited deliveries of all units under contract.

                                     (more)

Orbit International News Release                                        Page 2
August  7,  2008

The Company also reported that two of its contracts with deliverable hardware and software, approximating $600,000, that were delayed in the first quarter of 2008 at the customer's request, continue to be held by the Company until further instructions are provided from the customer. Shipment of these units is expected by year end.

Dennis Sunshine, President and Chief Executive Officer stated, "It is unfortunate that several unforeseen enhanced modification requests that were totally beyond our control, have had a significant impact on the delivery of completed units that were available for shipment during the second quarter. We believe shipments will commence as we complete the enhanced modifications and once the customer and the U.S. Army complete their testing. Most importantly, there continues to be great demand for these units and the RCUs will continue to be a significant source of revenue in the foreseeable future for the Orbit Instrument Division."

Sunshine continued, "The Company's backlog of RCUs approximating $2,100,000 at June 30, 2008 are fully assembled, tested and available to ship but will require those enhanced modifications prior to shipment. The Company expects additional purchase orders from its customer totaling approximately $2,600,000 under its previously negotiated Long Term Agreement (LTA) signed in September 2007. The Company is also completing negotiations for a new LTA with its customer that will provide for additional requirements for several RCU configurations, under which shipments would begin in 2009 and continue through 2011. Depending on quantity requirements, the new LTA would represent between approximately $4,500,000 and $9,000,000 of additional revenues for the Company."

Sunshine continued, "We are pleased to report that with the exception of the Orbit Instrument Division, all other operating units were profitable during the quarter. Our Power Group is in the midst of a record year, with bookings for July exceeding $1,000,000 for the third consecutive month and total bookings for 2008 are expected to exceed its record year in 2007. Our Integrated Combat Systems subsidiary continues to bid on a number of new business opportunities and has received many of the contract awards we expected for 2008. Our Tulip subsidiary continues to work on new opportunities in the prototype and pre-production stage but many of the expected production awards have now been rescheduled for shipment in 2009."

Sunshine concluded, "Shipment delays including that which adversely affected our second quarter results, are an industry-wide challenge. We have faced such issues in the past but due to the magnitude of the RCU shipments and the timing of the notification from our customer, the significant decrease in revenues could not be avoided. Despite this delay, demand for the RCU continues to be strong, our fundamental business remains intact, our positive long-term outlook remains unchanged and we are confident we will return to profitability in the second half of 2008 which will continue into 2009."

2008  GUIDANCE
--------------
Mitchell Binder, Chief Financial Officer stated, "As we stated in our announcement last week, since we cannot predict with certainty when our customer will complete all RCU operational and environmental testing, and due to possible delay in the receipt of expected contracts for the Orbit Instrument Division and Tulip subsidiary, we amended guidance for 2008. For 2008, we expect net sales of between $29,500,000 and $30,500,000, EBITDA, as adjusted, of between $2,600,000 and $3,000,000, net income in the range of $1,300,000 to $1,700,000 and  earnings  per  diluted  share  in  the  range  of  $.27  to  $.35."

                                     (more)



Orbit  International  News  Release     Page  3
August  7,  2008

He added, "Despite our operating loss for the quarter, our EBITDA, as adjusted, was positive for the quarter. Our financial condition remains strong. At June 30, 2008, total current assets were $22,382,000 versus total current liabilities of $5,035,000 for a 4.5 to 1 current ratio. With approximately $21 million and $7 million in federal and state net operating loss carryforwards, respectively, we should continue to shield profits from federal and New York State taxes and enhance future cash flow. Additionally, at June 30, 2008, we had approximately $5.3 million in cash, cash equivalents and marketable securities."

CONFERENCE  CALL
----------------
The Company will hold a conference call for investors today, August 7, 2008, at 11:00 a.m. EDT. Interested parties may participate in the call by dialing 706-679-3204; please call in 10 minutes before the conference call is scheduled to begin and ask for the Orbit International conference call. After opening remarks, there will be a question and answer period. The conference call will also be broadcast live over the Internet. To listen to the live call, please go to www.orbitintl.com and click on the Investor Relations section. Please go to the website at least 15 minutes early to register, and download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days at Orbit's website. We suggest listeners use Microsoft Explorer as their browser.

Orbit International Corp. is involved in the manufacture of customized electronic components and subsystems for military and nonmilitary government applications through its production facilities in Hauppauge, New York, Quakertown, Pennsylvania and Louisville, Kentucky. Its Behlman Electronics, Inc. subsidiary manufactures and sells high quality commercial power units, AC power sources, frequency converters, uninterruptible power supplies and associated analytical equipment. The Behlman military division designs, manufactures and sells power units and electronic products for measurement and display.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company including, but not limited to, statements regarding any acquisition proposal and whether such proposal or a strategic alternative thereto may be considered or consummated; statements regarding our expectations of Orbit's operating plans, deliveries under contracts and strategies generally; statements regarding our expectations of the performance of our business; expectations regarding costs and revenues, future operating results including all guidance amounts, additional orders, future business opportunities and continued growth, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although Orbit believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond Orbit International's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact Orbit International and the statements contained in this news release can be found in Orbit's filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K, annual reports on Form 10-K and its other periodic reports and its registration statement on Form S-3 containing a final prospectus dated January 11, 2006. For forward-looking statements in this news release, Orbit claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Orbit assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.


                           (See Accompanying Tables)

Orbit International News Release
Page 4
August  7,  2008

                           ORBIT INTERNATIONAL CORP.
                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)




                                                      THREE MONTHS ENDED          SIX MONTHS ENDED
                                                            JUNE 30,                  JUNE 30,
                                                      2008          2007         2008        2007
                                                    ------        --------     -------      -------
Net sales                                          $   5,873     $   6,154     $12,483     $12,374

Cost of sales                                          3,543         3,438       7,518       6,913
                                                   --------       -------       -------       -----
Gross profit                                           2,330         2,716       4,965       5,461

Selling general and administrative
   expenses                                            2,631         2,238       5,249       4,459

Interest expense                                          80            87         182         182

Investment and other income                              (82)         (126)       (178)       (255)
                                                    ---------    ---------    --------     -------
Net income (loss) before taxes                          (299)          517        (288)      1,075

Income tax provision                                       7            15           7          25
                                                    ---------    ---------     -------     --------
Net income (loss)                                  $    (306)    $     502     $  (295)    $ 1,050
                                                   =========     ========      =======     =======

Basic earnings (loss) per share                    $   (0.07)    $    0.12     $ (0.07)    $  0.24
                                                   =========      ========     =======     =======
Diluted earnings (loss) per share                  $   (0.07)    $    0.11     $ (0.07)    $  0.23
                                                   =========     =========    ========    =========
Weighted average number of shares outstanding:
 Basic                                                 4,508         4,312       4,504       4,309
 Diluted                                               4,508         4,652       4,504       4,645

Orbit International News Release                                        Page 5
August  7,  2008
                           ORBIT INTERNATIONAL CORP.
                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)




                                                   THREE MONTHS ENDED        SIX MONTHS ENDED
                                                          JUNE 30,                JUNE 30,
                                                      2008        2007        2008       2007
                                                    ------       ------      ------     -----
EBITDA Reconciliation (as adjusted)
-------------------------------------------------
Net income (loss)                                    $ (306)    $     502    $ (295)    $1,050
Interest expense                                         80            87       182        182
Tax expense                                               7            15         7         25
Depreciation and amortization                           198           139       424        278
Stock based compensation                                 51            38        94         88
                                                     ------     --------     ------    -------
EBITDA (1)                                           $   30     $     781    $  412     $1,623
                                                     ======     =========    ======    =======

Adjusted EBITDA Per Diluted Share Reconciliation
-------------------------------------------------
Net income (loss)                                    $(0.07)    $    0.11    $(0.07)    $ 0.23
Interest expense                                       0.02          0.02      0.04       0.04
Tax expense                                            0.00          0.00      0.00       0.00
Depreciation and amortization                          0.05          0.03      0.10       0.06
Stock based compensation                               0.01          0.01      0.02       0.02
                                                     ------     ---------    ------     ------
EBITDA per diluted share (1)                         $ 0.01     $    0.17    $ 0.09     $ 0.35
                                                     ======     ========     =======    =======




(1) The EBITDA tables (as adjusted) presented are not determined in accordance with accounting principles generally accepted in the United States of America.  Management uses adjusted
EBITDA to evaluate the operating performance of its business.  It is also used, at times, by some investors, securities analysts and others to evaluate companies and make informed business decisions.  EBITDA is also a useful indicator of the income generated to service debt.  EBITDA (as adjusted) is not a complete measure of an entity's profitability because it does not include costs and expenses for interest, depreciation and amortization, income taxes and stock based compensation.  Adjusted EBITDA as presented herein may not be comparable to similarly named measures reported by other companies.




                                                       SIX MONTHS ENDED
                                                           JUNE 30,
Reconciliation of EBITDA, as adjusted,
to cash flows from operating activities (1)           2008        2007
-----------------------------------------------     -------      ------

EBITDA (as adjusted)                               $     412     $1,623
Interest expense                                        (182)      (182)
Tax expense                                               (7)       (25)
Bond amortization                                          8          8
Bad debt expense                                           0         12
Write-down of (gain on) marketable securities              0        (15)
Deferred income                                         (232)       (42)
Net change in operating assets and liabilities          (770)     (1510)
                                                   ----------    -------
Cash flows used in operating activities            $    (771)    $ (131)
                                                   =========    ========



Orbit  International  News  Release     Page  6
August  7,  2008


ORBIT INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS


                                                                             JUNE 30, 2008       DECEMBER 31, 2007
                                                                         ---------------------  -------------------
ASSETS                                                                             (UNAUDITED)            (AUDITED)
Current assets
 Cash and cash equivalents                                               $          2,171,000   $        3,576,000
 Investments in marketable securities                                               3,102,000            3,997,000
              Accounts receivable, less allowance for doubtful accounts             3,561,000            4,561,000
 Inventories                                                                       11,750,000           10,453,000
              Costs and estimated earnings
                  in excess of billings on uncompleted contracts                      644,000              136,000
 Deferred tax asset                                                                   987,000            1,025,000
 Other current assets                                                                 167,000              331,000
                                                                         ---------------------  -------------------

   Total current assets                                                            22,382,000           24,079,000

Property and equipment, net                                                           637,000              691,000
Goodwill                                                                            9,732,000            9,634,000
Intangible assets, net                                                              2,645,000            2,969,000
Deferred tax asset                                                                  1,833,000            1,678,000
Other assets                                                                          632,000              634,000
                                                                         ---------------------  -------------------


 Total assets                                                            $         37,861,000   $       39,685,000
                                                                         =====================  ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion of long term obligations                                $          1,777,000   $        1,777,000
               Notes payable                                                          100,000              699,000
 Accounts payable                                                                   1,205,000            1,384,000
               Income taxes payable                                                     7,000              162,000
 Accrued expenses                                                                   1,227,000            1,395,000
 Customer advances                                                                    576,000              163,000
 Deferred income                                                                      143,000              332,000
                                                                         ---------------------  -------------------

   Total current liabilities                                                        5,035,000            5,912,000

Deferred tax liability                                                                715,000              595,000
Deferred income                                                                       299,000              342,000
Long-term obligations, net of current maturities                                    5,918,000            6,753,000
                                                                         ---------------------  -------------------

   Total liabilities                                                               11,967,000           13,602,000

Stockholders' Equity
 Common stock                                                                         475,000              472,000
 Additional paid-in capital                                                        20,860,000           20,766,000
 Accumulated other comprehensive loss                                                 (24,000)             (33,000)
 Retained earnings                                                                  4,583,000            4,878,000
                                                                         ---------------------  -------------------

   Stockholders' equity                                                            25,894,000           26,083,000
                                                                         ---------------------  -------------------

   Total liabilities and stockholders' equity                            $         37,861,000   $       39,685,000
                                                                         =====================  ===================



SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     August 7, 2008


                              Orbit International Corp.


                                By: /s/ Dennis Sunshine
                                    -------------------
                                Dennis Sunshine
                                Chief Executive Officer and President